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EXHIBIT-23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-79673), S-8 (No. 333-68597), and S-11A (No. 333-55715) of Excel Legacy Corporation of our report dated February 22, 2001, except for paragraph 3 of Note 1, as to which the date is July 26, 2001, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP

July 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS